Exhibit 10.4

SUPPLEMENT #1 TO MEDOVEX CORP.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED MARCH 22, 2016

THE DATE OF THIS SUPPLEMENT IS APRIL 18, 2016

This Supplement #1 to Confidential Private Placement Memorandum (the “Supplement”) supplements the Confidential Private Placement Memorandum of Medovex Corp. dated as of March 22, 2016, (“PPM”). The purpose of this Supplement is to supplement certain disclosures in the PPM, as more fully described below.

This Supplement is incorporated by reference into, and should be read in conjunction with, the PPM. This Supplement is not complete without, and may not be delivered or utilized except in connection with the PPM.

By accepting this Supplement, you agree to hold all information contained herein in the strictest confidence and not to use this information for any purpose other than to analyze an investment in the Company. Failure to comply with this directive can result in a violation of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder. Any further distribution or reproduction of this Supplement or the PPM, in whole or in part, or the disclosure of any of its contents by an offeree, is unauthorized.

The recipient, by accepting delivery of this Supplement, agrees to return this Supplement and all accompanying or related documents to Laidlaw & Company (UK) Ltd. if the recipient does not agree to purchase any of the securities offered in the PPM.

Capitalized terms used but not defined herein shall have the meanings set forth in the PPM.

Except as expressly set forth in this Supplement, the PPM, including all disclosures therein and all exhibits thereto, shall continue unmodified.

Repricing of Securities comprising the Units

The PPM provided for a price of $100,000 per Unit with each Unit consisting of 83,333 shares of common stock and a warrant to purchase 41,667 shares of common stock at an exercise price of $1.50 per share. The PPM is hereby supplemented to provide that:

1.	Each Unit will consist of (i) 86,957 shares of common stock; and (ii) each Warrant will entitle the holder to purchase 43,378 shares of common stock.
2.	The Exercise Price shall be reduced from $1.50 per share of common stock to $1.30 per share.

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IF YOU HAVE ALREADY SUBSCRIBED FOR UNITS IN THE OFFERING AS OF APRIL 8, 2016, AND YOU DO NOT WISH TO REVOKE YOUR SUBSCRIPTION, YOU DO NOT NEED TO TAKE ANY ACTION.

Medovex Corp. hereby agrees to be bound by the terms of this Supplement and agrees that the Units will consist of 86,957 shares of common stock and a warrant to purchase 43,378 shares of common stock and that the Warrants will have an Exercise Price of $1.30 per share.

MEDOVEX CORP. By: Jarrett Gorlin Jarrett Gorlin, CEO